Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Issuer Name and Ticker or Trading Symbol:	Ceridian HCM Holding Inc. [CDAY]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	August 1, 2019

Footnotes to Form 4

(1) This report is filed by the following Reporting Persons: THL Holdco, LLC (“THL Holdco”), Thomas H. Lee Partners, L.P. (“THL Partners”), Thomas H. Lee Advisors, LLC (“THL Advisors”), Thomas H. Lee Equity Fund VI, L.P. (“THL Equity VI”); Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”); Thomas H. Lee Parallel (DT) Fund VI, L.P. (“DT Fund VI”); THL Equity Fund VI Investors (Ceridian), L.P. (“Ceridian I”); THL Equity Fund VI Investors (Ceridian) II, L.P. (“Ceridian II”); THL Equity Fund VI Investors (Ceridian) III, LLC (“Ceridian III”); THL Equity Fund VI Investors (Ceridian) IV, LLC (“Ceridian IV”); THL Equity Fund VI Investors (Ceridian) V, LLC (“Ceridian V”),  THL Equity Fund VI Investors (Ceridian) VI, LP, (“Ceridian VI” and together with Ceridian I, Ceridian II, Ceridian III, Ceridian IV, Ceridian V and Ceridian VI, the “Ceridian Funds”); THL Coinvestment Partners, L.P. (“THL Coinvestment”); THL Operating Partners, L.P. (“THL Operating”); Great-West Investors LP (“Great-West”); and Putnam Investments Employees’ Securities Company III LLC (“Putnam III”) (collectively with their affiliates, the “THL Funds”).  This Form 4 is in two parts and is jointly filed with the Reporting Persons in both parts. See Remarks.

(2) THL Holdco is the managing member of THL Advisors, which in turn is the general partner of THL Partners, which in turn is the general partner of THL Coinvestment, THL Operating and THL Equity Advisors VI, LLC (“Equity Advisors VI”), which in turn is the general partner of the Ceridian Funds. THL Advisors is attorney in fact for Great-West Investors LP and Putnam Investments LLC, which is the managing member of Putnam III with respect to the shares of common stock they hold. Solely for purposes of Section 16 of the Exchange Act, the THL Funds may be deemed directors by deputization.

(3) Each of the Reporting Persons disclaims beneficial ownership of the securities listed in this report, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of such securities for the purpose of Section 16 or for any other purpose, except to the extent of such Reporting Person’s pecuniary interest therein.

(4) Represents a pro rata distribution for no consideration by each of THL Equity VI, Parallel Fund VI, DT Fund VI, THL Operating, THL Coinvestment, Great-West, and Putnam III and by each of the Ceridian Funds to each of their respective general partners, limited partners or managing members, as the case may be.

(5) Represents shares of Common Stock held directly and distributed, for no consideration, by the following entities: 431,264 shares by THL Equity VI; 292,028 shares by Parallel Fund VI; 51,011 shares by DT Fund VI; 436,562 shares by Ceridian I; 195,274 shares by Ceridian II; 7,652 shares by Ceridian III; 10,931 shares by Ceridian IV; 2,331 shares by Ceridian V; 64,668 shares by Ceridian VI; 2,928 shares by THL Coinvestment; 939 shares by THL Operating; 2,207 shares by Great-West; and 2,205 shares by Putnam III.

(6) Represents shares of Common Stock directly held by the following entities following the distributions: 11,424,058 shares held by THL Equity VI; 7,735,765 shares held by Parallel Fund VI; 1,351,283 shares held by DT Fund VI; 11,564,423 shares held by Ceridian I; 5,172,777 shares held by Ceridian II; 202,710 shares held by Ceridian III; 289,561 shares held by Ceridian IV; 61,740 shares held by Ceridian V; 1,713,047 shares held by Ceridian VI; 77,566 shares held by THL Coinvestment; 24,878 shares held by THL Operating; 58,466 shares held by Great-West; and 58,417 shares held by Putnam III.